Calculation of Filing Fee Tables
S-8
UNITED BANKSHARES INC/WV
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, $2.50 par value	Other	3,000,000	$ 36.45	$ 109,350,000.00	0.0001531	$ 16,741.49
Total Offering Amounts:						$ 109,350,000.00		$ 16,741.49
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 16,741.49
Offering Note
[1]	(1) This Registration Statement on Form S-8 registers an aggregate of 3,000,000 shares of common stock, par value $2.50 ("Common Stock"), of United Bankshares, Inc. (the "Registrant") that are available for issuance pursuant to United Bankshares, Inc. 2025 Equity Incentive Plan (the "Plan"). Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement shall be deemed to cover an indeterminate number of additional shares that may become issuable by reason of any merger in which the shares are changed or exchanged, stock dividend, stock split, or combination of the shares, or other similar transaction which in the judgment of the Compensation Committee the Registrant necessitates an adjustment to prevent dilution of the benefits or potential benefits to be made available under the Plan. (2) The proposed maximum offering price per share is the average of the high and low prices of the Common Stock of the Registrant as reported on NASDAQ Global Select Market on May 27, 2025 of $36.04 and $36.85. The proposed maximum aggregate offering price was determined by multiplying the maximum number of shares (3,000,000) that may be granted for the securities being registered by the average offering price of $36.45. (3) Estimated solely for the purpose of calculating the registration fee. Pursuant to Rules 457(h)(1) under the Securities Act, the registration is based on the average of the high and low prices of the common stock of the Registrant as reported on NASDAQ Global Select Market on May 27, 2025, and computed based on the maximum number of shares (3,000,000) that may be granted for the securities being registered.